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                                                                    Exhibit 99.1
                                                                    ------------

                              ACCLAIM ENTERTAINMENT

                SECURITIES TO TRADE ON THE NASDAQ SMALLCAP MARKET



GLEN COVE, N.Y. (July 31, 2000) - Acclaim Entertainment, Inc. (Nasdaq: AKLM) announced today that the Company's common stock will trade on The Nasdaq SmallCap Market beginning with the open of business August 1, 2000.

Acclaim is a worldwide developer, publisher and mass marketer of software for use for use interactive entertainment platforms including Nintendo, Sony Computer Entertainment America and Sega hardware systems and PCs. Acclaim owns and operates five software development studios located in the U.S. and the U.K. where it develops its own software, and a motion capture studio in the U.S. Acclaim distributes its software directly in North America, the U.K., Germany, France, Spain and Australia. Acclaim also distributes software developed and published by third parties and develops and publishes strategy guides relating to its software and comic book magazines. For more information, please visit our website at http://www.acclaim.com.